Exhibit 3.17

State of California
Bill Jones
Secretary of State

LLC-1

LIMITED LIABILITY COMPANY
ARTICLES OF ORGANIZATION

IMPORTANT - Read the instructions before completing the form.
This document is presented for filing pursuant to Section 17050 of the California Corporations Code.

1. Limited liability company name:
(End the name with "LLC" or "Limited Liability Company". No periods between the letters in "LLC". "Limited" and "Company" may be abbreviated to "Ltd." and "Co.")
Symphony Asset Management LLC

2. Latest date (month/day/year) on which the limited liability company is to dissolve:
March 31, 2025

3. The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the Beverly-Killea Limited Liability Company Act.

4. Enter the name of initial agent for service of process and check the appropriate provision below:
Neil L. Rudolph, which is

[X] an individual residing in California. Proceed to Item 5.

[ ] a corporation which has filed a certificate pursuant to Section 1505 of the California Corporations Code. Skip Item 5 and proceed to Item 6.

5. If the initial agent for service of process is an individual, enter a business or residential street address in California:
Street address: 555 California Street, Suite 2975
City: San Francisco State: CALIFORNIA Zip Code: 94104

6. The limited liability company will be managed by: (check one)
[ ] one manager [ ] more than one manager [X] limited liability company members

7. If other matters are to be included in the Articles of Organization attach one or more separate pages.
Number of pages attached, if any: -0-

8. It is hereby declared that I am the person who executed this instrument, which execution is my act and deed.

Bonnie Thompson
Signature of organizer

Bonnie Thompson
Type or print name of organizer

Date: May 30, 19 96

101996198033

FILED: REGISTRN/ARTICLES OF ORG.
AT SACRAMENTO, CA ON JUL.16,1996
SECRETARY OF STATE OF CALIFORNIA

LLC-1
Filing Fee $70
Approved by the Secretary of State
1/96

State of California FILED Secretary of State in the office of the Secretary of State of the State of California LIMITED LIABILITY COMPANY NOV 0 8 2005 CERTIFICATE OF AMENDMENT A $30.00 filing fee must accompany this form. IMPORTANT – Read instructions before completing this form. This Space For Filing Use Only 1. SECRETARY OF STATE FILE NUMBER 2. NAME OF LIMITED LIABILITY COMPANY 199619810033 Symphony Asset Management LLC 3. COMPLETE ONLY THE SECTIONS WHERE INFORMATION IS BEING CHANGED. ADDITIONAL PAGES MAY BE ATTACHED IF NECESSARY. A. LIMITED LIABILITY COMPANY NAME (END THE NAME WITH THE WORDS “LIMITED LIABILITY COMPANY,” “LTD. LIABILITY CO.” OR THE ABBREVIATIONS “LLC” OR “LLC.”) B. THE LIMITED LIABILITY COMPANY WILL BE MANAGED BY (CHECK ONE): X ONE MANAGER MORE THAN ONE MANAGER ALL LIMITED LIABILITY COMPANY MEMBER(S) C. AMENDMENT TO TEXT OF THE ARTICLES OF ORGANIZATION: D. OTHER MATTERS TO BE INCLUDED IN THIS CERTIFICATE MAY BE SET FORTH ON SEPARATE ATTACHED PAGES AND ARE MADE A PART OF THIS CERTIFICATE. OTHER MATTERS MAY INCLUDE A CHANGE IN THE LATEST DATE ON WHICH THE LIMITED LIABILITY COMPANY IS TO DISSOLVE OR ANY CHANGE IN THE EVENTS THAT WILL CAUSE THE DISSOLUTION. 4. FUTURE EFFECTIVE DATE, IF ANY: MONTH DAY YEAR 6. NUMBER OF PAGES ATTACHED, IF ANY: 6. IT IS HEREBY DECLARED THAT I AM THE PERSON WHO EXECUTED THIS INSTRUMENT, WHICH EXECUTION IS MY ACT AND DEED. 11/7/05 SIGNATURE OF AUTHORIZED PERSON DATE Larry W. Martin, Assistant Secretary OF NUVEEN INVESTMENT HOLDINGS, INC. TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON 7 RETURN TO: NAME FIRM ADDRESS CITY/STATE ZIP CODE SEC/STATE FORM LLC-2 (Rev. 03/2005) – FILING FEE $30.00 APPROVED BY SECRETARY CA080 - 03/31/2005 CT System Online